LIMITED POWER OF ATTORNEY FOR REPORTING UNDERDER SECTION 16(a) OF THE EXCHANGE ACT OF 1934, AS AMENDED
Know all by these presents, that the undersigned hereby constitutes and appoints John Michael Fowle Jr., signing singly, the undersigned?s true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned?s capacity as an director or officer of Akerna Corp., a Delaware corporation (?Akerna?) Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the ?Exchange Act?) and the rules and regulations of the United States Securities and Exchange Commission (the ?SEC?) promulgated thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file any such form with the SEC and any stock exchange or similar authority, including completing and executing a Uniform Application for Access Codes to File on Edgar on Form ID; and
(3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion.
The undersigned hereby grants to each the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfaully do or cause to be done by virture of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that neither Akerna nor the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, any of the undersigned?s responsibilities to comply with Section 13 or Section 16 of the Exchange Act oor Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act.
The undersigned agrees that such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless Akerna and such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto), and agrees to reimburse Akerna and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.
This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof (?Prior Powers of Attorney?), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned?s holdings of and transactions in securities issued by Akerna, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  That Power of Attorney may be filed with the SEC as a confirming statement of authority granted herein.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of August, 2021.

/s/ David R. McCullough
David R. McCullough